Exhibit 10.1

AMENDMENT TO SETTLEMENT AGREEMENT AND STIPULATION

This Amendment to Settlement Agreement and Stipulation is dated as of May 29, 2025 (the “Amended Settlement Date”) by and between Safety Shot Inc. (“SHOT” or the “Company”), a corporation formed under the laws of the state of Nevada, and Silverback Capital Corporation, (“SCC”), a Delaware Corporation.

BACKGROUND

WHEREAS, SHOT and SCC entered into a Settlement Agreement and Stipulation as of May 9, 2025; (a copy of which is attached hereto and incorporated by reference as Exhibit “A”; and;

WHEREAS, The Circuit of the Twelfth Judicial Circuit in and for Manatee County, Florida executed an Order Granting Approval of Settlement Agreement and Stipulation on May 20, 2025; (a copy of which is attached hereto and incorporated by reference as Exhibit “B”) and;

WHEREAS, pursuant to paragraph twenty-one (21) of the Settlement Agreement and Stipulation, SHOT and SCC desire to amend the Settlement Agreement and Stipulation;

NOW, THEREFORE, SHOT and SCC agree as follows:

1. The “CLOSING PRICE” on page two (2) as defined in the Settlement Agreement and Stipulation is hereby amended and shall now mean the Sale Price of the last transaction of the Common Stock completed during the day’s trading session on the Amended Settlement Date on the Principal Market.

2. The “VALUATION PERIOD” on page three (3) as defined in the Settlement Agreement and Stipulation is hereby amended and shall now be twenty (20) days. The remainder of the provisions of the definition of “VALUATION PERIOD” as contained within the Settlement Agreement and Stipulation shall remain in full force and effect and shall in no way be affected, impaired or invalidated pursuant to this Amendment to Settlement Agreement and Stipulation.

3. The “Minimum Price Floor” pursuant to the provisions of page fifteen (15) paragraph nine (9) of the Settlement Agreement and Stipulation is hereby amended and as such shall now mean $0.10. The remainder of the provisions of paragraph nine (9) on page fifteen (15) of the Settlement Agreement and Stipulation shall remain in full force and effect and shall in no way be affected, impaired or invalidated pursuant to this Amendment to Settlement Agreement and Stipulation.

4. Section 3 of the Settlement Agreement and Stipulation is hereby amended to add the following subsection 3(g): “The Company shall issue to SCC 1,000,000 shares pursuant to Section 3(a)(10) of the Securities Act, as consideration for legal and transaction fees incurred”.

5. Pursuant to the terms, conditions and provisions of the Settlement Agreement and Stipulation, as well as Schedule “A” attached and incorporated therein and the Claim Purchase Agreements and debt instruments attached and annexed thereto and incorporated therein, certain Claims and liabilities have previously been paid by SCC prior to the date of the execution of this Amendment to Settlement Agreement and Stipulation. A schedule of Claims and liabilities previously paid by SCC and the remaining Claims, liabilities and balances thereon is/are attached hereto as Exhibit “C” and incorporated herein. Subject to the terms, conditions and provisions of the Settlement Agreement and Stipulation, this Amendment to Settlement Agreement and Stipulation and the Claim Purchase Agreements, SCC shall remain obligated to pay the remaining amounts as referenced in the attached Exhibit “C” schedule.

6. Any and all provisions of the Settlement Agreement and Stipulation attached hereto and incorporated herein not specifically altered or amended by this Amendment to Settlement Agreement and Stipulation shall remain in full force and effect as if fully set forth herein.

IN WITNESS WHEREOF, the parties have duly executed this Settlement Agreement and Stipulation as of the date first indicated above.

Silverback Capital Corporation

By:
Name:
Title:

Safety Shot Inc

By:
Name:
Title: